UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2009
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 21, 2009, Cinedigm Digital Cinema Corp. (the “Company”) approved a management annual incentive plan (the “MAIP”) to provide for incentive awards to employees who, in a particular Performance Period (as defined in the MAIP) are, in the opinion of the Compensation Committee of the Board of Directors of the Company (the “Committee”), in a position to make significant contributions to the success of the Company (the “Plan Participants”). Under the MAIP, each Plan Participant is  assigned a threshold (minimum), target and maximum award based on performance of the Company relative to criteria selected by the Committee for a Performance Period. Amounts earned for performance in excess of the target will be paid in cash and/or the Company’s Class A common stock, at the discretion of the Committee. Any awards paid in Class A common stock will be made under the Company’s Second Amended and Restated 2000 Equity Incentive Plan. The MAIP contains a clawback provision pursuant to which the Committee may seek to recover any award paid or reduce future award payments in the event that a Plan Participant has received an award based on performance results that are subsequently determined to be incorrect. The MAIP may be amended or terminated by the Committee in any respect. If the minimum award level is not met and no amounts would otherwise be payable, the Committee may exercise discretion in granting awards.

Each Plan Participant has been assigned award levels for the fiscal year ending March 31, 2010. For any awards to become payable, the Company must first meet certain funding triggers, which are based on the Company reaching certain financing milestones and deployment levels with respect to the Company’s Phase II roll out of digital cinema equipment.  If the funding triggers are met, the awards are based on the Company and certain of its divisions achieving predetermined levels of revenue, adjusted EBITDA (as commonly defined by the Company in its quarterly earnings releases), and end of year net cash balance (as defined by the Committee) of the Company, each subject to certain adjustments and exclusions. The award levels are based on a percentage of each Plan Participant’s salary. The following Plan Participants may earn up to a maximum award for the fiscal year ending March 31, 2010 as follows: A. Dale Mayo, our Chief Executive Officer and President, 131% of base salary; Adam M. Mizel, our Chief Financial Officer and Chief Strategy Officer, 53% of base salary; Charles Goldwater, Senior vice President, President – Media Services Group, and President and Chief Operating Officer of Christie/AIX, Inc., 53% of base salary; Gary S. Loffredo, Senior Vice President – Business Affairs, General Counsel and Secretary, 44%; Jeff Butkovsky, Senior Vice President and Chief Technology Officer, 35% of base salary; and Brian D. Pflug, Senior Vice President – Accounting and Finance, 35% of base salary.

This summary description of the MAIP does not purport to be complete and is qualified in its entirety by reference to the MAIP, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibits are listed in the Exhibit Index following the Signature.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  October 27, 2009

By:	/s/ Brian D. Pflug
Name:	Brian D. Pflug
Title:	Senior Vice President—Accounting and Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cinedigm Digital Cinema Corp. Management Incentive Award Plan